Exhibit 21.1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction
MPH Parent LLC	Delaware

Millrose Properties SPE LLC	Delaware

HBTL Investments LLC	Delaware

MPSAB, LLC	Delaware

Millrose Properties Holdings, LLC	Delaware

RCH Holdings, Inc.	Delaware

Millrose RCH LandCo, Ltd.	Delaware

Austin LD, LLC	Texas

Birmingham LD, LLC	Alabama

DFW LD, LLC	Texas

Houston LD, LLC	Texas

Huntsville LD, LLC	Alabama

Jonesboro LD, LLC	Arkansas

Kansas LD, LLC	Kansas

Little Rock LD, LLC	Arkansas

NWA LD, LLC	Arkansas

NW Florida LD, LLC	Florida

OKC L Dev., LLC	Oklahoma

San Antonio LD, LLC	Texas

Tulsa L Dev., LLC	Oklahoma

Millrose Properties Alabama, LLC	Alabama

Millrose Properties Arizona, LLC	Arizona

Millrose Properties Arkansas, LLC	Arkansas

Millrose Properties California, LLC	California

Millrose Properties Colorado, LLC	Colorado

Millrose Properties Delaware, LLC	Delaware

Millrose Properties Florida, LLC	Florida

Millrose Properties Florida II, LLC	Florida

Millrose Properties Georgia, LLC	Georgia

Millrose Properties Idaho, LLC	Idaho

Millrose Properties Illinois, LLC	Illinois

Millrose Properties Indiana, LLC	Indiana

Millrose Properties Kansas, LLC	Kansas

Millrose Properties Maryland, LLC	Maryland

Millrose Properties Minnesota, LLC	Minnesota

Millrose Properties Missouri, LLC	Missouri

Millrose Properties Nevada, LLC	Nevada

Millrose Properties New Jersey, LLC	New Jersey

Millrose Properties New York, LLC	New York

Millrose Properties North Carolina, LLC	North Carolina

Millrose Properties Oklahoma, LLC	Oklahoma

Millrose Properties Oregon, LLC	Oregon

Millrose Properties Pennsylvania, LLC	Pennsylvania

Millrose Properties South Carolina, LLC	South Carolina

Millrose Properties Tennessee, LLC	Tennessee

Millrose Properties Texas, LLC	Texas

Millrose Properties Utah, LLC	Utah

Millrose Properties Virginia, LLC	Virginia

Millrose Properties Washington, LLC	Washington

Millrose Properties West Virginia, LLC	West Virginia

Millrose Properties Wisconsin, LLC	Wisconsin

MRP HTPB, LLC	Delaware

MRP HTMB, LLC	Delaware

MRP HUHGB, LLC	Delaware

MRP HNHB, LLC	Delaware

MRP HSDB, LLC	Delaware

MRP HDFB, LLC	Delaware

MRP HTMHCB, LLC	Delaware

MRP HAWB, LLC	Delaware

MRP HEWB, LLC	Delaware

MRP HKHB, LLC	Delaware

MRP HBZB, LLC	Delaware

MRP TMHCBTR, LLC	Delaware